SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               US DIAGNOSTIC INC.
                      -----------------------------------
                (Name of Registrant as Specified in Its Charter)


        ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 5, 1997

                               US DIAGNOSTIC INC.
                   777 SOUTH FLAGLER DRIVE, SUITE 1201 - EAST
                         WEST PALM BEACH, FLORIDA 33401

To the Stockholders:

         Notice is hereby given that the Annual Meeting of the Stockholders of US Diagnostic Inc., a Delaware corporation ("the Company"), will be held on Wednesday, November 5, 1997, at 10:00 a.m. local time at PGA National Resort and Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida 33418. The meeting is called for the following purposes:

         1.       To elect a board of five directors;

         2 To approve and ratify an amendment to the Company's 1995 Long-Term Incentive Plan to increase the number of authorized shares of the Company's Common Stock available for grant thereunder from 3,000,000 shares to 4,700,000 shares;

         3. To approve and ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year 1997; and

         4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

         The close of business on September 15, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                 By Order of the Board of Directors,

                                 Joseph A. Paul
                                 CHIEF EXECUTIVE OFFICER AND PRESIDENT

West Palm Beach, Florida
October 1, 1997

                              Mailed to Stockholders on or about October 1, 1997

                               US DIAGNOSTIC INC.
                   777 SOUTH FLAGLER DRIVE, SUITE 1201 - EAST
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 832-0006

                             ----------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of US Diagnostic Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at PGA National Resort and Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida 33418, on Wednesday, November 5, 1997, at 10:00 a.m. local time, and for any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company (to the attention of Wayne Moor, the Chief Financial Officer of the Company) a written notice of revocation or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its Officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on Monday, September 15, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company ("Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 22,600,031 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 11,300,016 of these shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. Directors shall be elected by a plurality of the votes cast.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management's nominees for directors listed in Proposal No. 1, (ii) FOR the approval and ratification of the amendment to the Company's 1995 Long-Term Incentive Plan set forth in Proposal No. 2; and (iii) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby cancelling any proxy previously given.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors shall be up to nine directors and shall be fixed from time to time by the Board of Directors. The Board of Directors is currently fixed at seven members. Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. Furthermore, pursuant to the terms of an Acquisition Agreement between the Company and HEICO Corporation dated July 1996, the Company has agreed to nominate one person selected solely by HEICO Corporation, for election to the Board of Directors, which designee-nominee for the Annual Meeting is Laurans A. Mendelson.

         The nominees for election as directors at the Annual Meeting are Messrs. Hartley, Mendelson, Paul, Rausser and Richey. All of the nominees are currently members of the Board of Directors of the Company. Management recommends that all of the nominees be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the five nominees, unless the proxy contains contrary instructions. Two of the current directors of the Company, Messrs. Almand and Jacobson, will not continue to serve as directors following the Annual Meeting. The Board of Directors is in the process of identifying outside, independent candidates to fill the vacancies that will result and, in accordance with the Company's Certificate of Incorporation and Bylaws, the Board intends to appoint successors at the earliest practicable date. Accordingly, the stockholders will vote only on the five nominees set forth in this Proxy Statement at the Annual Meeting.

         The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

NOMINEES

         The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         C. KEITH HARTLEY (55) has been a member of the Board of Directors of the Company since September 1996. Since August 1995, Mr. Hartley also has been a Managing Partner, Corporate Finance of Forum Capital Markets L.P., an investment banking firm. From May 1991 to August 1995, Mr. Hartley was an independent financial consultant, and from February 1990 to May 1991, he was a Managing Director of Peers & Co., a merchant banking firm. From 1973 to 1989, Mr. Hartley was a Managing Director of Drexel Burnham Lambert Incorporated. Mr. Hartley also has been a director of Comdisco, Inc., Swisher International Group and Phoenix Shannon PLC, each of which is a publicly traded company. Mr. Hartley received a B.A. degree from Dartmouth College and an M.B.A. from Columbia University School of Business.

         LAURANS A. MENDELSON (59) has been a member of the Company's Board of Directors since September 1996 and Chairman of the Company's Board since February 1997. Since 1990, Mr. Mendelson also has been Chairman of the Board and Chief Executive Officer of HEICO Corporation, a publicly traded company ("HEICO"), and has served as its President since 1991. Mr. Mendelson has been Chairman of the Board of Ambassador Square, Inc., a real estate development and management company, since 1980 and its President since 1988. Mr. Mendelson has also been the Chairman of the Board of Columbia Ventures, Inc., a private investment company, since 1985, and has served as its President since 1988. He is a member of the Board of Trustees of

Columbia University and was a member of the Alumni Advisory Board to the Columbia University Board of Trustees from 1990 through 1995, and of the Columbia College Board of Visitors from 1984 through 1990. Mr. Mendelson is also a member of the Board of Governors of the Aerospace Industries Association, the Board of Trustees of Mt. Sinai Medical Center, Miami Beach, Florida and Vice Chairman of the Board of Directors of the Hollywood Economic Growth Corporation, Hollywood, Florida. He is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Society of University Grand Founders of the University of Miami.

         JOSEPH A. PAUL (39) has been a member of the Company's Board of Directors and its President and Chief Operating Officer since July 1, 1996, was elected its interim Chief Executive Officer effective February 1, 1997, and became its Chief Executive Officer in March 1997. From May 1994 to June 30, 1996, he was President of MediTek Health Corporation, a corporation acquired by the Company from HEICO in July 1996. Mr. Paul joined HEICO in 1991 as a Vice President and was responsible for forming MediTek Health Corporation. From 1981 until June 1997, Mr. Paul was a Vice President of Ambassador Square, Inc., a real estate development and management company, and from 1988 until June 1997, he also served as a Vice President of Columbia Ventures, Inc., a private investment company. Mr. Paul was also a director of Equity Bank from 1990 to 1996. Mr. Paul holds a B.A. degree from the University of Florida. He is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

         GORDON C. RAUSSER, PH.D. (54) has been a director of the Company since October 1994 and a consultant to the Company since January 1995. For more than eight years, Dr. Rausser has been a principal and director of the Law & Economics Consulting Group, Inc., an economics consulting group that provides consulting and litigation support services primarily to Fortune 500 companies. He is Chairman of the Board of TriColor Line, a commercial real estate and export/import company with offices in San Francisco, London, and Prague. Dr. Rausser has served as the Dean of the College of Natural Resources at the University of California at Berkeley since 1994 and has been its Robert Gordon Sproul Distinguished Professor since 1986. He has won fifteen national awards for his innovative economic research and strategic analysis. He was also the Chairman of the Department of Agricultural and Resource Economics from 1979 to 1985 and again from 1992 to 1994. Dr. Rausser, while on leave from his professorship position at the University of California at Berkeley, also served as Senior Economist on the Council of Economic Advisors from 1986 to 1987 and as Chief Economist of the Agency for International Development from 1988 to 1990. Dr. Rausser was an initial shareholder of, and is a member of the Board of Directors of Diversified Therapy Corp., a corporation in which the Company owns approximately a 25% interest. Dr. Rausser holds a B.S. degree from California State University at Fresno, and an M.S. and a Ph.D. from the University of California, Davis.

         L. E. RICHEY, M.D. (68) has been a director of the Company since April 1997. Dr. Richey is a radiologist with over 30 years of medical and entrepreneurial experience, including medical hospital ownership and management. In 1991, Dr. Richey founded US Imaging, a group of six multi-modality outpatient diagnostic imaging centers located in Houston and San Antonio, Texas, and served as its President from 1991 until it was acquired by the Company in June 1996. From 1965 until 1990, Dr. Richey served as the Director of Radiology at Polly Ryon Hospital. From 1965 to 1977, he also served as the Director of Radiology at Westbury Hospital. Currently, Dr. Richey serves as the Director of Radiology at Vencor Hospital and as the Medical Director of two of the Company's imaging centers in Houston, Texas. In addition, Dr. Richey currently performs practice management services for radiology practices in Houston and San Antonio.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current Directors and Executive Officers of the Company:

         DIRECTORS AND EXECUTIVE OFFICERS

         NAME                                  AGE            POSITION
         ----------------------------------------------------------------------------------------------------
         Laurans A. Mendelson (1)(3)           59             Chairman of the Board of Directors

         Joseph A. Paul (3)                    39             President, Chief Executive Officer, Chief Operating
                                                              Officer and Director

         J. Wayne Moor                         45             Chief Financial Officer and Vice President

         Todd R. Smith                         34             Chief Information Officer and Vice President

         Amos F. Almand, III                   48             Senior Vice President

         Alan M. Winakor                       38             Senior Vice President, Northeast Region

         Len V. Platt                          44             Senior Vice President, Southeast Region

         Arthur E. Quillo                      55             Senior Vice President, South Central and
                                                              Midwest Regions

         David Cohen                           44             Senior Vice President, West Coast Operations

         C. Keith Hartley (1)(2)(3)            55             Director

         Gordon C. Rausser, Ph.D. (3)          54             Director

         L. E. Richey                          68             Director

         ----------------------------
         (1) Member of the Audit Committee
         (2) Member of the Compensation Committee
         (3) Member of the Executive Committee

         AMOS F. ALMAND, III (48) was elected Senior Vice President in May 1995. Mr. Almand has also served as a director of the Company since May 1995. Mr. Almand's term as a director will not continue after the Annual Meeting. Since 1983, Mr. Almand has been a developer and operator of medical facilities and other commercial properties in the Jacksonville, Florida area and has been responsible for the development and syndication of eight medical properties. Mr. Almand organized and was the owner of the general partner of Salisbury Imaging Ltd. from its founding in 1990 until it was acquired by the Company in 1995. Mr. Almand was also an initial shareholder of, and is Chairman of the Board of Diversified Therapy Corp., a corporation in which the Company owns approximately a 25% interest. Mr. Almand holds a B.A. degree in Finance from the University of Georgia.

         DAVID COHEN (44) has been Senior Vice President of the Company's West Coast Operations since September 1995. Mr. Cohen has been responsible for and/or involved with the development of diagnostic imaging centers for the past 13 years. From October 1994 until September 1995, Mr. Cohen served as an independent consultant of the Company. From November 1992 to September 1994, Mr. Cohen was the President of FutureCare Affiliates, Inc., a company which he co-founded and that was acquired by the Company in November 1995. During 1991 and 1992, he was the Western Regional Manager for New Ventures and Acquisitions for DVI Health Services, Inc., a publicly-traded national health services organization. From 1986 to 1991, he served as a Magnetic Resonance Imaging consultant for Diasonics/Toshiba America Medical Systems. Mr. Cohen holds a degree from the University of Montreal, School of Business.

         J. WAYNE MOOR (45) has been Chief Financial Officer and a Vice President of the Company since June 1997. Mr. Moor is a Florida certified public accountant with seven years of public accounting experience with Arthur Andersen LLP. From October 1994 until June 1997, Mr. Moor was an independent accounting consultant, and he served in that capacity for the Company from February 1997 until June 1997. From 1989 to October 1994, Mr. Moor was an Executive Vice President in charge of commercial real estate and business lending at Cartaret Savings and AmeriFirst Banks, two large troubled thrifts that were attempting to recapitalize. During the nine years prior to 1989, Mr. Moor was Chief Financial Officer or Treasurer for Wolper Ross & Co. (a financial services company), Senior Corp. and Key Biscayne Development Association (both real estate companies).

         LEN V. PLATT (44) has been Senior Vice President of the Company since November 1996 and is responsible for the operations of the Company's Southeast operations. From January 1995 until November 1996, Mr. Platt has held various sales and management positions, including National Sales Manager at Elscint, Inc., a manufacturer of imaging equipment. From August 1991 until January 1995, he was Regional Sales Manager of Otsuka Electronics.

          ARTHUR E. QUILLO (55) has been Executive Vice President of the Company since November 1996 and is responsible for the Company's South Central and Midwest regional operations. From June 1995 until he joined the Company in November 1996, Mr. Quillo was the Director of Operations at Voxel, Inc., a medical device company. From January 1993 through June 1995, Mr. Quillo served as Vice President of Field Operations of the Resonex Corporation, a manufacturer of magnetic resonance imaging equipment, and, from August 1991 through October 1992, he served as President and Chief Operating Officer of MRI Medical Diagnostics ("MRI"), a start-up imaging center company. In 1993, after Mr. Quillo had left MRI, MRI filed a petition for bankruptcy protection. Mr. Quillo has also worked at the Xerox Corporation for approximately 13 years, where he held a broad range of positions, and has accumulated over 14 years of experience in the medical imaging industry.

         TODD R. SMITH (34) has been Vice President and Chief Information Officer since January 1996. From October 1992 until its acquisition by the Company in November 1995, Mr. Smith was the President and Vice President of FutureCare Affiliates, Inc., a company he co-founded in 1992. From June 1991 to October 1992, he was an Assistant Vice President of DVI Health Services Corp., a publicly traded national health services organization, where he oversaw the acquisition and development of six healthcare service businesses. From 1990 to 1991, he was the President of Premier Health Strategies. From 1986 to 1991 he was Director of Project Development of TME, Inc. where he oversaw the development of a number of outpatient diagnostic imaging center limited partnerships. Mr. Smith holds a B.A. degree from the University of Texas at Austin.

         ALAN M. WINAKOR (38) has been Senior Vice President of the Company since September 1996 and is responsible for the operations of the Company's Northeast operations. In 1986, he founded Medical Marketing Development, Inc., an owner and operator of six outpatient facilities in the New York area, which the Company acquired in September 1996. Mr. Winakor was also an initial shareholder of Diversified Therapy Corp., an entity in which the Company owns approximately a 25% interest.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

         There are no family relationships among any of the Directors or Executive Officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held seven meetings and did not take any action by unanimous written consent during the fiscal year ended December 31, 1996. All of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which they served held during the term of their respective directorships, except for former director Andrew Anello. The Board currently has three committees: the Compensation Committee, the Audit Committee, the Executive Committee.

         Since September 1996, the Audit Committee has consisted of two non-employee directors, Messrs. Hartley and Mendelson. The Audit Committee is authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company; to review the work of, and approve non-audit services performed by, such independent accountants; and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. The Audit Committee did not meet in 1996.

         The Compensation Committee currently consists of two non-employee directors, Messrs. Hartley and Jacobson. Following the Annual Meeting, Mr. Hartley will remain on the Compensation Committee, and the Board of Directors intends to appoint one or more additional non-employee directors to the Compensation Committee as soon as practicable. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the Company's 1995 Long-Term Incentive Plan and the issuance of stock options to the Company's officers, employees and consultants and also has authority to grant options to directors who are not employees of the Company. The Compensation Committee held four meetings in 1996.

         The Executive Committee of the Board of Directors currently consists of Messrs. Rausser, Hartley, Mendelson and Paul. The Executive Committee exercises the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. During 1996, the Executive Committee consisted of Messrs. Paul, Goffman and Karsch, and met seven times.

         In January 1997, the Board appointed a Special Advisory Committee, consisting of non-employee directors Mendelson, Hartley and Rausser, to review the Company's former relationship with Coyote Consulting and Financial Services, LLC and Keith Greenberg, a former independent consultant of the Company, and the Company's prior public disclosure regarding that relationship. In addition, in March 1997, the Special Advisory Committee recommended, and the Board adopted, certain procedures regarding the management of the Company, including background investigations of management and consulting candidates, strengthening disclosure review, and the election of two additional outside directors to the Board. The Special Advisory Committee was disbanded in July 1997 after having completed its function.

COMPENSATION OF DIRECTORS

         Directors who are not officers or employees of the Company receive a payment of $1,000 for each meeting of the Board that they attend and receive $500 for each committee meeting they attend. Board members are also reimbursed for their reasonable expenses incurred in serving as a director of the Company.

         The Company's 1995 Long-Term Incentive Plan (the "1995 Plan") provides for the automatic grant of a non-qualified stock option ("Director Option") to purchase 10,000 shares of the Company's Common Stock to each director who is not an employee or principal stockholder of the Company, or a referring physician to the Company (i) on the date such director is first elected or appointed to the Board of Directors ("Initial Director Options") and (ii) each year thereafter on the day following any annual meeting of stockholders (so long as the director's term as a director continues after such annual meeting, and provided that the director did not receive Initial Director Options since the last annual meeting). Director Options have a term of 10 years, and the exercise price of each Director Option is equal to the fair market value of the Company's Common Stock on the date of the option grant. On September 20, 1996, directors C. Keith Hartley, Charles Jacobson, Laurans A. Mendelson and Gordon Rausser, and former directors William Harper and Stephen Raskin were each granted options to purchase 10,000 shares of the Company's Common Stock under the 1995 Plan, at an exercise price of $12.125 per share.

         Dr. Rausser is paid the amount of $25,000 each fiscal quarter pursuant to the terms of a Consulting Agreement between the Company and Dr. Rausser dated January 1, 1995, and amended effective September 1995.

         Charles Jacobson, a director of the Company whose term will not continue after the Annual Meeting, and an entity in which he owns an equity interest, have management consulting arrangements with the Company lasting through the year 2000, pursuant to which the Company paid an aggregate of $75,000 to Mr. Jacobson and such entity in 1996 for management consulting services. These arrangements were amended in 1997 to provide that the Company will pay approximately $100,000 for such services per year until the termination of the arrangements.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following table sets forth a summary of the compensation paid or accrued by the Company during the year ended December 31, 1996 for the Company's Chief Executive Officer, the four other most highly compensated executive officers employed by the Company at December 31, 1996, the former President of the Company who resigned as President effective June 9, 1996 and the former Chief Executive Officer of the Company whose employment concluded on March 31, 1997:

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                               ANNUAL COMPENSATION                             AWARDS
                                     --------------------------------               ----------------------------
          (A)                        (B)        (C)         (D)          (E)            (F)           (G)            (I)
                                                                        OTHER                     SECURITIES         ALL
                                                                       ANNUAL       RESTRICTED      UNDER-          OTHER
                                                                       COMPEN-         STOCK         LYING         COMPEN-
NAME AND                                      SALARY       BONUS       SATION         AWARDS        OPTIONS        SATION
PRINCIPAL POSITION                   YEAR       ($)         ($)        ($)(1)         ($)(2)        (#)(3)           ($)
------------------                   ----      -----       -----      --------       --------      --------         ----

Joseph  A.  Paul(4)                  1996      98,485      25,000       6,000         573,125       300,000       45,555(5)
Chief Executive Officer,
President, Chief Operating
Officer and Director

David Cohen(6)                       1996     197,307      82,006      12,000           --           50,000        1,615(7)
Senior Vice President                1995      41,538      26,000       5,000           --          100,000          --

Todd R. Smith(8)                     1996     126,923      27,500      12,000           --           20,000          542(7)
Vice President and                   1995       --          --           --             --           80,000          --
Chief Information Officer

Amos F. Almand, Iii(9)               1996     130,338       --         12,000           --           50,000        2,096(7)
Senior Vice President                1995      42,341     110,000       5,000           --            --             --
and Director

Robert D. Burke, M.D.(10)            1996     107,554     100,000       9,000         450,625         --             --
Former President and Former          1995     120,000     100,000      12,000         256,250       150,000          --
Director And Consultant              1994     120,000       --          5,000           --          100,000          --

Jeffrey A. Goffman(11)(12)           1996     189,038       --         14,747       2,510,625       350,000        2,826(7)
Former Director, Former Chief        1995     137,500     100,000      12,000         256,250       150,000          --
Executive Officer and Former         1994     120,000       --         10,000           --           40,000          --
Chairman of the Board

Michael D. Karsch(11)(13)            1996     100,000      25,000       6,000         321,875       100,000          769(7)
Former Director, Former
Executive Vice President, Former
General Counsel and Former
Secretary

------------------

(1)      Represents car allowance.

(2) The number of shares of restricted stock outstanding at December 31, 1996 totaled 529,000. The aggregate value of the restricted stock was $4,893,250 at December 31, 1996 based upon the closing market price of the Company's Common Stock at that date. The total number of shares of outstanding restricted stock included in the Summary Compensation Table that vest, in whole or in part, in under three years from date of grant is 247,000. As of December 31, 1996, these restricted shares were scheduled to vest in amounts of 50,000, 123,500 and 73,500 in 1996, 1997 and 1998,
         respectively. Dividends will be paid on restricted stock to the extent paid on Common Stock.

(3)      In 1996, the Company granted 100,000, 50,000, 20,000, 50,000, 100,000 and 100,000 options to Messrs. Goffman, Cohen, Smith, Almand, Karsch and Paul, respectively, with an exercise price that was below the market price of the underlying common stock. The exercise price per underlying share was $7.125, and the market price of the underlying common stock at the date the options were granted was $12.875 per share.

(4) Joseph A. Paul joined the Company in July 1996 and became its Chief Executive Officer in March 1997. These amounts only reflect Mr. Paul's compensation as president for the period from July 1, 1996 through December 31, 1996 and do not include a $200,000 bonus and $17,512 of vacation pay earned at Meditek Health Corporation and accrued prior to the acquisition of Meditek Health Corporation by the Company and paid by the Company in July 1996 subsequent to the date of acquisition. These amounts do not include Mr. Paul's 1996 salary and bonus earned for the period prior to the acquisition of Meditek Health Corporation by the Company (January 1, 1996 to June 30, 1996) in the amounts of $70,488 and $37,500, respectively. Mr. Paul's salary and bonus at Meditek Health Corporation were $140,413 and $50,000, respectively, in 1995 and $143,765 and $50,000, respectively, in 1994.

(5) Reimbursement for Mr. Paul's relocation expenses totaled $43,040, and Company contributions to the 401(k) Plan on his behalf totaled $2,515.

(6)      Mr. Cohen's employment with the Company began in August 1995.

(7) Company contributions to the 401(k) Plan. The Company did not make contributions in 1995 or 1994.

(8) Mr. Smith was granted 80,000 options in December 1995 pursuant to his employment contract. His employment commenced in December 1995, but all cash compensation was paid commencing in January 1996.

(9)      Mr. Almand's employment with the Company began in June 1995.

(10) Dr. Burke resigned as President effective June 6, 1996 and did not stand for re-election to the Board of Directors at the Company's September 19, 1996 annual meeting of stockholders. Salary and bonus for 1996 does not include payments totaling $25,000 made by the Company in connection with Dr. Burke's consulting agreement.

(11) On February 3, 1997, Messrs. Goffman and Karsch were each placed on voluntary administrative leave by the Company's Board of Directors. During this administrative leave, each was relieved of all of their corporate duties and neither was permitted to participate in any meetings of the Company's Board of Directors. In March 1997, Messrs. Goffman and Karsch ceased their employment with the Company. The Company has entered into a Severance Agreement with Mr. Goffman pursuant to which Mr. Goffman resigned as a director, officer and employee effective as of March 31, 1997. The Company is currently exploring, through counsel, the possibility of resolving any claims with respect to Mr. Karsch's employment contract.

(12) See "Certain Relationships and Related Transactions" for information regarding Mr. Goffman's 1996 bonus.

(13)     Mr. Karsch's employment with the Company began in July 1996.

                  SUMMARY OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning persons listed in the Summary Compensation Table who were granted options during 1996:

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                     INDIVIDUAL GRANTS

(A)                                     (B)               (C)               (D)              (E)                (F)

                                                                                        MARKET PRICE
                                                       % OF TOTAL                         OF COMMON
                                     NUMBER OF          OPTIONS                         STOCK AT DATE
                                    SECURITIES         GRANTED TO                            OF
                                    UNDERLYING         EMPLOYEES         EXERCISE          OPTIONS
                                      OPTIONS          IN FISCAL          OR BASE         GRANTED           EXPIRATION
NAME                                GRANTED(#)            YEAR         PRICE ($/SH)        ($/SH)              DATE
----                                ----------            ----         ------------        ------              ----
Joseph A. Paul                      100,000(1)             --              7.125            12.875            6/1/2001

                                    200,000(2)             --             12.125            12.625           10/9/2001
                                    ----------

     Total                            300,000            19.7%

David Cohen                          50,000(3)            3.3%             7.125            12.875            6/1/2001

Todd R. Smith                        20,000(3)            1.3%             7.125            12.875            6/1/2001

Amos F. Almand, III                  50,000(3)            3.3%             7.125            12.875            6/1/2001

Jeffrey A. Goffman (4)              100,000(3)             --              7.125            12.875             6/1/2001

                                    250,000(2)             --             12.125            12.625            10/9/2001
                                    ----------

     Total                            350,000              23%

Michael D. Karsch(4)                100,000(1)            6.6%             7.125            12.875             6/1/2001

 ----------------------------------

(1) The options granted vest in equal annual amounts over a three year period commencing one year from date of grant.

(2) The options granted vest in equal annual amounts over a three year period commencing one year from date of grant only if the closing share price of the underlying common stock of the Company reaches $16.00 or more per share as reported on the Nasdaq National Market on or prior to November 25, 1999.

(3) Fifty percent of the options granted vest in equal annual amounts over a three year period commencing one year from date of grant. The remaining fifty percent vest in the same manner only if the closing share price of the underlying common stock of the Company reaches $15.00 or more per share as reported on the Nasdaq National Market on or prior to June 1, 1999.

(4)      See "Summary Compensation Table," Footnote 11.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

         The following table sets forth certain information concerning the persons listed in the Summary Compensation Table who exercised stock options during 1996 or held unexercised options at December 31, 1996:

(A)                                    (B)               (C)                (D)                      (E)

                                                                         NUMBER OF
                                                                     SECURITIES UNDER-
                                                                     LYING UNEXERCISED
                                                                      OPTIONS AT FY-         VALUE OF UNEXERCISED
                                                                          END(#)            IN-THE-MONEY OPTIONS AT
                                 SHARES ACQUIRED        VALUE          EXERCISABLE/         FY-END($) EXERCISABLE/
NAME                             ON EXERCISE (#)     REALIZED($)       UNEXERCISABLE           UNEXERCISABLE(1)
----                             ---------------     -----------       -------------           ----------------
Joseph A. Paul                         --                --                -/300,000                $-/$212,500
David Cohen                            --                --           100,000/50,000          $412,500/$106,250
Todd R. Smith                         15,000          $ 83,359         11,667/73,333          $ 32,083/$189,167
Amos F. Almand, III                    --                --                 -/50,000                $-/$106,250
Robert D. Burke, M.D.                118,536          $593,229         70,488/60,976          $276,957/$251,514
Jeffrey A. Goffman(2)                  --                --           90,000/450,000          $326,250/$625,000
Michael D. Karsch (2)(3)               --                --                -/100,000                $-/$212,500

------------------

(1) Calculated on the basis of the closing sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1996 of $9.25 per share, minus the exercise price.

(2)      See "Summary Compensation Table," Footnote 11.

(3) Does not include 50,000 warrants granted to Mr. Karsch on September 21, 1995, prior to his date of employment with the Company. The 50,000 warrants are fully vested and exercisable and have an exercise price of $5.125 per share. As of December 31, 1996, none of these warrants were exercised. The value of the unexercised in-the-money exercisable warrants at December 31, 1996 was $206,250.

EMPLOYMENT AGREEMENTS

         Joseph A. Paul and the Company entered into a five-year employment agreement, dated June 18, 1996, for Mr. Paul to serve as President and Chief Operating Officer of the Company. Effective in February 1997, he was also appointed as interim Chief Executive Officer of the Company, and in March 1997, he became Chief Executive Officer. The agreement provides for an annual base salary of $200,000 during the first year of its term, and for annual increases in each of the remaining years of at least five percent per year. The agreement also provides for an annual bonus of $50,000 during the first year and a bonus in each subsequent year as determined by the Compensation Committee. Under the agreement, Mr. Paul was granted, under the 1995 Plan, 100,000 stock options at an exercise price of $7.125 per share and 20,000 shares of restricted stock, vesting over 3 years. Furthermore, Mr. Paul's agreement provides that all options and restricted stock awards granted to Mr. Paul will vest if he is terminated other than for cause or upon a change of control of the Company. Mr. Paul is also entitled to participate in all other benefit plans provided by the Company to its executives and to four weeks paid vacation per year and a $1,000 per month car allowance. Mr. Paul was reimbursed for a total of $43,040 of moving and relocation expenses in 1996. The agreement also provides that, upon the occurrence of the following events, Mr. Paul has the right to elect to deem his employment to have been terminated by the Company without cause and receive a lump sum payment equal to 2.9 times the annual salary and incentive or bonus payments made to him by the Company during the most recent fiscal year: (i) Mr. Paul no longer exercises all of the duties and responsibilities and no longer possesses substantially all of the authority provided for in the agreement; (ii) the Company materially breaches the agreement or the performance of its duties and obligations thereunder; or (iii) there are certain changes of control or ownership of the Company. The agreement also restricts Mr. Paul from competing with the Company or soliciting customers or other business for any entity other than the Company during the term of the agreement and for a period of one year following termination, and from disclosing certain confidential information with respect to the Company; however, if Mr. Paul is terminated without cause or terminates his agreement upon a material breach by the Company, his non-compete restrictions will not apply following termination. In April 1997, the Compensation Committee recommended and the Board of Directors approved that, effective May 1, 1997, Mr. Paul receive a salary of $235,000 per year, subject to an annual increase of 5% per year, and a bonus of $10,000 for each $.01 increase in the earnings per share of the Company's common stock, on a fully diluted basis, over 90% of the projected earning per share for fiscal 1997. In addition, in April 1997, in connection with the recommendations of the Compensation Committee, Mr. Paul was granted a ten year option to purchase 200,000 shares of the Company's common stock at an exercise price of $6.25 per share, which options will become exercisable in equal annual installments over a period of three years commencing one year from the date of grant.

         Amos F. Almand, III and the Company entered into a four-year employment agreement, dated June 30, 1995, amended in July 1997, under which he serves as Senior Vice President. Under the terms of the amended agreement, Mr. Almand devotes no less than twenty-five hours per week to the affairs of the Company. Mr. Almand received a base salary of $130,338 under the agreement during 1996; however, the amended agreement provides that his annual base salary is $75,000, subject to reduction to the extent that Mr. Almand elects to defer any portion of his salary under any Company deferred compensation or savings plan. Mr. Almand is also entitled to receive annual bonuses, determined by the Board of Directors or the Chief Executive Officer, in their discretion, based upon his performance and the nature and outcome of special projects performed for the Company. In connection with his employment agreement, Mr. Almand was granted options to purchase 55,000 shares of Common Stock at an exercise price of $6.00 per share, exercisable for a period of 5 years. Mr. Almand is entitled to participate in all other benefit plans provided by the Company to its executives and to four weeks paid vacation per year and a $1,000 per month car allowance. In the event that there are certain changes in the control or ownership of the Company, Mr. Almand is entitled to deem his employment terminated without cause and receive a lump sum payment equal to $13,517 per month for the number of months remaining under the agreement, but in no event less than $162,200. The agreement also restricts Mr. Almand from competing with the Company, although if Mr. Almand deems his employment terminated, he may, under certain circumstances, waive certain payments from the Company and be relieved from such restrictions. The agreement also prohibits Mr. Almand from disclosing certain confidential information with respect to the Company.

         Wayne Moor and the Company entered into a three-year employment agreement in June 1997 pursuant to which he serves as the Company's Vice President and Chief Financial Officer. Mr. Moor's agreement provides for: (i) an annual salary of $150,000; (ii) certain yearly bonuses to be set by the Board of Directors; and (iii) an automobile allowance of $9000 per year. In addition, as part of his agreement, Mr. Moor received options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $6.687 per share under the 1995 Plan. Mr. Moor's agreement also provides that he is entitled to participate in all other benefit plans provided by the Company to its executives and to four weeks paid vacation per year. Mr. Moor's agreement provides that if he is terminated for cause, he will have no right to receive any compensation, bonus, reimbursement or benefits as of the date of his termination. The agreement also restricts Mr. Moor from competing with the Company or soliciting customers or other business for any entity other than the Company during the term of the agreement and for a period of one year following termination, and from disclosing certain confidential information with respect to the Company; however, if Mr. Moor is terminated by the Company without cause, his non-compete restrictions will not apply following termination.

         David Cohen and the Company entered into a four-year employment agreement in August 1995, as amended in May 1997, pursuant to which he serves as Senior Vice President of West Coast Operations. The agreement provides that Mr. Cohen's annual base salary was approximately $200,000 for the first year of the agreement and will be no less than 110% of the previous year's base salary. Mr. Cohen is entitled to an annual bonus equal to the greater of five percent of the net income before taxes of the Company's San Francisco Magnetic Resonance Center ("SFMRC") or $50,000, which bonus is payable in perpetuity. Under the terms of the agreement, Mr. Cohen is also entitled to a cash bonus of three percent of the net income before taxes as generated by Mr. Cohen's identification of all mergers and acquisitions that were consummated by the Company prior to June 1, 1997. Under the terms of his agreement, Mr. Cohen was granted (i) 100,000 fully vested stock options at an exercise price of $5.125 per share, and (ii) 50,000 options with an exercise price of $5.125 per share, which vest at the rate of 12,500 options per year, but only for each year in which the San Francisco Magnetic Resonance Center earns a minimum of $250,000 before taxes. In the event that Mr. Cohen's duties and authority are materially diminished or the Company materially breaches the agreement, Mr. Cohen is entitled to deem his employment terminated without cause and receive all compensation which would have accrued to him under the agreement for the longer of the remainder of the term or for a period of one year, except that his yearly bonus earned in connection with SFMRC will continue in perpetuity following such termination. Mr. Cohen is entitled to participate in all other benefit plans provided by the Company to its executives and to four weeks paid vacation per year and a $1,000 per month car allowance. The agreement also restricts Mr. Cohen from competing with the Company and from disclosing confidential information with respect to the Company, although if Mr. Cohen so deems his employment terminated without cause, he may, under certain circumstances, waive certain payments from the Company and be relieved from the non-competition restrictions.

         Todd R. Smith and the Company entered into a three-year employment agreement, dated December 7, 1995 which was amended and restated on August 9, 1996, pursuant to which Mr. Smith serves as the Company's Vice President and Chief Information Officer. The agreement provides for an annual salary of not less than $100,000 during 1996, $120,000 during 1997 and $125,000 for 1998. Mr.
Smith is also entitled to an annual discretionary bonus, and a bonus of $750 for each facility whose computer system is brought on-line pursuant to certain specifications. In addition, Mr. Smith received 80,000 stock options at an exercise price of $6.50 per share and an additional 20,000 stock options at an exercise price of $7.125, of which the grant of 10,000 of the stock options at an exercise price of $7.125 per share is conditioned upon the closing of the share price of the Company's common stock as reported on the Nasdaq National Market reaching $15 per share on or before June 1, 1999. Mr. Smith is also entitled to participate in all other benefit plans provided by the Company to its executives and to four weeks paid vacation per year and a $1,000 per month car allowance. In the event that the Company materially breaches the employment agreement or in the event of certain changes in control or ownership of the Company, Mr. Smith may elect to deem his employment terminated by the Company without cause. Mr. Smith, in accordance with this provision of his employment agreement, would be entitled to receive lump sum compensation, bonus, and certain reimbursements and benefits equal to two years' annualized compensation (unless the remaining term of the agreement is less than one year, in which case Mr. Smith is entitled to a one years' annualized compensation, bonus and certain reimbursements and benefits). The employment agreement restricts Mr. Smith from competing with the Company during a 12 month period after the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 1996, in an arm's length transaction and prior to the time that Mr. Mendelson became a director of the Company, the Company acquired all of the outstanding capital stock of MediTek Health Corporation from HEICO. Laurans A. Mendelson, the Company's Chairman of the Board, is also the Chief Executive Officer, President and Chairman of the Board of HEICO. The consideration paid by the Company to HEICO was approximately $13 million in cash plus a five-year, $10 million convertible note bearing interest at a rate of 6 1/2% per annum. The Note was originally convertible into the Company's Common Stock at $9.25 per share, or an aggregate of 1,081,081 shares. The Company granted HEICO certain registration rights with respect to these shares of Common Stock. The Note was payable on demand at any time prior to the registration under the Securities Act of 1933 of the shares into which the Note is convertible. In September 1997, in connection with the sale of the Note by HEICO to purchasers who are unaffiliated with HEICO, Mr. Mendelson or the Company, the Note was amended such that (i) the Note is convertible into shares of the Company's Common Stock at $8.50 per share, or an aggregate of 1,176,471 shares, and (ii) the Note is due and payable in full on June 30, 2001, subject to earlier redemption at the option of the Noteholders commencing on January 1, 1999 if the shares into which the Note is convertible have not at that time been registered under the Securities Act. The MediTek acquisition agreements also provided that HEICO is permitted to designate one nominee for election to the Company's Board of Directors. For the 1996 Annual Meeting, HEICO nominated Mr. Mendelson for election to the Board of Directors, and he was elected as a director by the stockholders at the 1996 Annual Meeting held on September 19, 1996. Mr. Mendelson became Chairman of the Board of the Company in February 1997.

         In 1997, the Company paid to HEICO, as reimbursement for time Mr. Mendelson was unable to fulfill his duties to HEICO as a result of time worked for the Company, an amount equal to $225 per hour that Mr. Mendelson worked for the Company. The total amount paid to HEICO under this arrangement was $100,350. In September 1997, the reimbursement arrangement was terminated, and no further payments will be made to HEICO under the arrangement.

         The Company is a party to a Consulting Agreement effective as of January 1, 1995, with Gordon C. Rausser, amended effective as of September 5, 1995 and September 9, 1996, pursuant to which Dr. Rausser, a director of the Company, acts as a consultant to the Company on economic, financial and strategic matters. Under the agreement, as amended, Dr. Rausser is entitled to a consulting fee of $25,000 per quarter until December 31, 1999, provided that he offers or agrees to serve as a director of the Company and offers or agrees to serve as a consultant under the agreement. In connection with entering into the agreement, as amended, Dr. Rausser received a warrant to purchase 400,000 shares of Common Stock of the Company exercisable at $5.00 per share at any time through December 31, 1999. In addition, in October 1996, the Company issued 24,000 restricted shares of Common Stock with a fair market value of $12.625 per share to Dr. Rausser under the 1995 Plan, and in March 1997, the Company issued an additional 51,000 restricted shares of Common Stock with a fair market value of $8.625 per share to Dr. Rausser under the 1995 Plan, in connection with the Consulting Agreement.

         C. Keith Hartley, a director of the Company, is a Managing Partner, Corporate Finance, of Forum Capital Markets L.P. ("Forum"). Forum was the underwriter of the Company's $57,500,000 Subordinated Convertible Debenture offering in April 1996 and was paid an underwriter's fee of $2,875,000 in connection with that Debenture offering. As part of the Debenture offering, the Company sold to Forum for nominal consideration, warrants to purchase 319,445 shares of the Company's Common Stock at an exercise price of $9.00 per share. Mr. Hartley was elected to the Board of Directors of the Company by the stockholders at the 1996 Annual Meeting held on September 19, 1996, subsequent to the Debenture offering.

         In June 1996, the Company acquired U.S. Imaging, Inc. ("U.S. Imaging") in a merger transaction pursuant to which U.S. Imaging merged into a wholly-owned subsidiary of the Company. The merger consideration paid to the former sole stockholder of U.S. Imaging, the Reese General Trust (the "Reese Trust"), was $7,000,000 in cash and 1,671,000 shares of the Company's Common Stock, of which 671,000 shares were placed in escrow. The shares held in escrow will be released to the Reese Trust if certain financial results are achieved by U.S. Imaging in 1997 and 1998. Of the shares held in escrow, 400,000 shares have been released in 1997. L. E. Richey, a director of the Company, was the President of U.S. Imaging at the time of the merger. In addition, Dr. Richey's children are the beneficiaries of the Reese Trust. Dr. Richey became a director of the Company in April 1997 and was not a director or an employee of the Company at the time that the Company acquired U.S. Imaging.

         In March 1997, in consideration for their services on the Special Advisory Committee of the Board of Directors organized to review the Company's former relationship of the Company with Coyote Consulting and Financial Services, LLC ("Coyote Consulting") and Keith Greenberg, Messrs. Mendelson, Hartley and Rausser, directors of the Company, received options to purchase 100,000, 35,000 and 35,000 shares of Common Stock, respectively, at an exercise price of $8.625 per share under the 1995 Plan. These options are immediately exercisable and have a term of 10 years from the date of grant.

         In July 1995, the Company acquired an 80% interest in Salisbury Imaging Center ("Salisbury") located in Jacksonville, Florida. Of this 80% interest, 13.3% was acquired from Amos F. Almand, III, an executive officer and a director of the Company, whose term as a director will not continue after the Annual Meeting, and the remaining 66.7% was acquired from third parties who were not affiliated with Mr. Almand or the Company. In consideration for his 13.3% interest, the Company issued 115,000 shares of its Common Stock to Mr. Almand. At approximately the same time as this transaction, Mr. Almand became a Senior Vice President and a director of the Company. In July 1996, the Company purchased the remaining 20% interest of Salisbury from Mr. Almand for $567,437 in cash, which price was equal to the pro-rata price that the Company had paid in July 1995 for its original 80% interest in Salisbury.

         In October 1996, the Company purchased 100% of the capital stock of Medical Marketing Development ("MMD") from Alan Winakor, a Senior Vice President of the Company. The purchase price consisted of cash in the amount of $1,727,745 and 110,459 shares of the Company's Common Stock. Mr. Winakor was not an employee of the Company on the date that the Company acquired MMD. In 1996, the Company also acquired four other partnerships of which Mr. Winakor was the President and general partner. Total consideration paid to Mr. Winakor for his aggregate ownership interest in the four partnerships was $350,369 in cash and 48,890 shares of the Company's Common Stock. Currently, an additional 76,324 and 12,355 shares of the Company's Common Stock are being held in escrow in connection with the acquisition of MMD and the four partnerships, respectively. The shares will be released to Mr. Winakor if certain financial results are achieved by the acquired entities in 1997.

         The Company entered into an Installation Agreement ("Installation Agreement") with CIERRA Solutions, Inc. ("CSI") dated February 27, 1996. The Installation Agreement originally had a one year term and has been extended for an additional year. A brother of Todd R. Smith, Vice President and Chief Information Officer of the Company, is a substantial minority shareholder of CSI. Under the Installation Agreement, CSI provides project management services to the Company in connection with the development of a wide area computer network to over 100 of the Company's locations and other services. Since February 1996, total payments made by the Company to CSI under the Installation Agreement totaled $606,441.

         Robert D. Burke resigned as President of the Company in June 1996, but was paid in accordance with the terms of his employment agreement through September 1996. Dr. Burke did not stand for re-election as a director at the Company's 1996 Annual Meeting of Stockholders. On October 1, 1996, the Company and Dr. Burke entered into a three-year consulting agreement, under which Dr. Burke is entitled to $100,000 per year. In 1991, Dr. Burke entered into a Stipulation and Consent Agreement with the Florida Department of Banking and Finance, relating to a company with which Dr. Burke was previously associated. The agreement provides that Dr. Burke will obtain prior approval of the Department before acting as an owner, supervisor or principal of any securities firm, dealer or investment advisor registered with the Department.

         In June 1996, the Company loaned to Jeffrey Goffman, the Company's former Chairman of the Board and former Chief Executive Officer and a holder of over 5% of the Company's Common Stock, $360,000 for 30 days in connection with a private transaction. Such loan bore interest at a rate of 10% per annum and was fully repaid with interest by Mr. Goffman in July 1996.

         Jeffrey A. Goffman and the Company were parties to an employment agreement dated August 31, 1994, and amended on October 1, 1995, relating to his employment as Chairman of the Board and Chief Financial Officer of the Company. Mr. Goffman also served as Chief Executive Officer of the Company until March 31, 1997. Until June 1996 and February 1997, respectively, Mr. Goffman served as Chief Financial Officer and Chairman of the Board, respectively. The agreement provided for an annual base salary of $200,000 and for annual increases in the second and third years of the term of no less than five percent per year. The agreement also provided for an annual bonus of between $25,000 and $65,000 (at the discretion of the Board of Directors) for each year during which the Company's annual revenues exceed its prior year's revenues by at least 10% (or at least 20% with respect to 1996). For 1997, however, the parties agreed to modify his bonus arrangement to provide for a bonus of $10,000 for each $.01 of fully-diluted 1997 earnings per share of the Company in excess of $0.60. On February 3, 1997, Mr. Goffman was placed on administrative leave by the Company's Board of Directors, during which he was relieved of all corporate duties and did not participate in any meetings of the Company's Board of Directors. On March 25, 1997, Mr. Goffman declared his election to treat himself as having been terminated without cause by the Company under his employment contract, thus invoking constructive termination provisions of his employment agreement. The Company treated this election as a resignation. This action followed the recommendation of the Special Advisory Committee of the Board of Directors reviewing the Company's former relationship with Coyote Consulting and Keith Greenberg.

         On April 24, 1997, the Company and Mr. Goffman entered into a Letter of Intent (the "Letter") with respect to the resolution of certain disputes between Mr. Goffman and the Company in connection with his terminated employment with the Company. Pursuant to the terms of the Letter, Mr. Goffman resigned as an officer, director and employee of the Company effective as of March 31, 1997 and received $165,000 upon execution of the Letter. On July 11, 1997, the Company and Mr. Goffman entered into a Settlement Agreement and General Release (the "Settlement Agreement"), pursuant to which, among other things, the Company paid Mr. Goffman an additional $33,334, and agreed to pay Mr. Goffman an additional $266,666 in sixteen equal monthly consecutive installments of $16,666 beginning in August 1997. Mr. Goffman also agreed to transfer or vote, as directed by the Board of Directors, all proxies or other agreements by which he exercises the right to vote or exercise legal control over the Company's stock in which others have a beneficial interest. All previously vested restricted stock and stock options granted to Mr. Goffman will be retained by him. All unvested restricted stock as of March 31, 1997 (220,000 shares) will (i) become vested (i.e., the applicable risk of forfeiture restrictions will lapse) in accordance with the schedule originally established at the time of award of such restricted stock (notwithstanding Mr. Goffman's resignation) or, if earlier, upon the sale of the Company or a change of control (as defined), and (ii) be placed in an escrow account which shall remain in place until April 1998. In addition, unvested options for 100,000 shares of the Company's Common Stock which are exercisable at $5.125 per share were placed in the escrow account. Notwithstanding Mr. Goffman's resignation, these options shall vest in accordance with the schedule originally established at the time such options were awarded to Mr. Goffman or, if earlier, upon the sale of the Company or a change of control (as defined) on or before March 31, 1999. All other options which were unvested as of March 31, 1997, (specifically the 100,000 options granted on June 1, 1996 exercisable at $7.125 and the 250,000 options granted on October 9, 1996 exercisable at $12.125) will vest only upon the sale of the Company or a change in control (as defined) on or before March 31, 1999. No option, whether currently vested or unvested, is exercisable beyond its original expiration date (exclusive of provisions for earlier termination relating to termination of employment) or prior to the date when the market price of the Company's Common Stock established as a requisite for the exercise of such option has been reached. Any stock purchased as a result of the exercise of an option held in the escrow account will remain in the escrow account until released from escrow pursuant to its terms.

         As part of the Settlement Agreement, the Company and Mr. Goffman have exchanged mutual special releases, releasing certain claims and retaining the ability to bring certain possible claims against each other. The escrow account will be available according to its terms to satisfy, in whole or in part, any claims excepted from the mutual special release, including claims by the Company to require Mr. Goffman to contribute to the cost of the class action settlement. The settlement transactions followed the recommendations of the Special Advisory Committee of the Board of Directors reviewing the Company's former relationship with Coyote Consulting and Keith Greenberg.

         In December 1996, the Company and Jeffrey A. Goffman entered into a Settlement Agreement with Consolidated General Ltd., U.K. Errington Ltd., and certain other persons (collectively, the "Claimants"). Under the Settlement Agreement, the Company issued an aggregate of 68,400 shares of its Common Stock, with a fair market value of $654,075 on the date of issuance, to the Claimants and paid to the Claimants an aggregate of $1,345,925 in cash. In exchange, the Claimants executed general releases in favor of the Company and Mr. Goffman to settle claims relating to allegations that the Company had placed more Common Stock shares in escrow than was permitted under certain escrow agreements entered into in connection with the Company's initial public offering. The Claimants also released their claims in the aggregate principal amount of $850,000 relating to certain promissory notes executed by Mr. Goffman in favor of the Claimants, which promissory notes Mr. Goffman individually collateralized with 150,000 shares of his Common Stock. After the execution of these promissory notes, Mr. Goffman executed an Assignment and Assumption Agreement on behalf of himself and the Company, pursuant to which the Company purportedly assumed certain of Mr. Goffman's obligations under such promissory notes. These promissory notes were originally executed by Mr. Goffman in payment of consideration owed to the Claimants for consulting and advisory services performed under certain consulting agreements between Mr. Goffman and the Claimants. Under the terms of these consulting agreements, the Claimants were to assist in funding, evaluating and structuring business opportunities and transactions for the Company. The total fair market value of the shares of Common Stock issued and the cash paid to the Claimants is estimated at $2,000,000. The Company is currently reviewing these transactions and settlements.

         Pursuant to the terms of a Subscription Agreement dated December 1, 1996, the Company purchased approximately five million shares of common stock of Diversified Therapy Corp. ("DTC") for $3.5 million, representing approximately 20% of all of the outstanding common stock of DTC at December 31, 1996. DTC commenced operations in 1996 to develop a leadership position in the ownership and operations of U.S. wound care treatment facilities utilizing hyperbaric chambers. On the date of the Subscription Agreement and on December 31, 1996, the President of DTC was Keith Greenberg. Mr. Greenberg, on behalf of Coyote Consulting previously had provided consulting services to the Company. Subsequent to year end, Mr. Greenberg resigned as President of DTC. Mr. Almand, an executive officer and director of the Company, is the Chairman of the Board and a more than 5% beneficial owner of DTC. Mr. Rausser, a director of the Company, and Mr. Jacobson, a director of the Company, are also directors of DTC. As a result of losses incurred by DTC, the Company recorded a loss of $3,537,184 as of June 30, 1997, representing the Company's entire recorded investment in DTC.

         In December 1994, the Company entered into a five-year consulting agreement with Coyote Consulting, which was amended in October 1995 and amended and restated on June 1, 1996, effective January 1, 1996, pursuant to which the Company paid Coyote Consulting an annual draw of $185,000. Coyote Consulting was also entitled to a finder's fee of 2% of the aggregate purchase price of any entity acquired by the Company as a result of an introduction by Coyote Consulting. It is believed that Coyote Consulting is owned by Mr. Greenberg's wife, Elise Nulman Greenberg, and a family trust. Mrs. Greenberg is a former employee of the Company.

         In 1995, the Company paid Coyote Consulting a minimum cash draw of approximately $116,000 against which no commissions were earned for that year. Also in 1995, Coyote Consulting was granted 150,000 options to purchase Common Stock at an exercise price of $5.125 per share, and 50,000 shares of restricted Common Stock recorded as deferred compensation by the Company in 1995, in the amount of $175,000.

         In 1996, the Company paid Coyote Consulting cash compensation of $3,828,000. This amount represents 2% of the purchase price of completed acquisitions introduced by Coyote Consulting. In addition, the Company granted to Coyote Consulting 100,000 options to purchase Common Stock at an exercise price of $7.125 per share, and 55,000 shares of restricted Common Stock with a fair market value of $708,125 at the date of grant. Pursuant to the terms of the consulting agreement, Coyote Consulting was paid a minimum annual draw of $185,000, which was credited against finder's fees earned by Coyote Consulting in 1996. Pursuant to the terms of the consulting agreement, the Company leased or paid the cost of two automobiles for use by Coyote Consulting during the term of the agreement, for which $27,919 was paid in 1996, and $16,851 in 1995. Coyote Consulting was also reimbursed for all expenses relating to acquisition searches for the Company. The Company paid for two insurance policies on the life of Keith Greenberg. The Company was the beneficiary of one policy for $2,000,000, and his wife was the beneficiary on the second policy for $600,000.

         Cash compensation paid to, and the value of restricted stock granted and compensatory stock options issued to Coyote Consulting for the years ended December 31, 1996 and 1995, are as follows:

                                                                                               1996                1995
                                                                                               ----                ----

         Finders' fees for 1996 acquisitions                                             $3,828,000          $       --
         Payments in connection with termination agreement                                  620,000                  --
         Restricted stock grants                                                            861,250              21,875
         Compensatory stock options granted                                                 287,500                  --
         Cash Draws                                                                              --             116,251
                                                                                         ----------             -------
                                                                                         $5,596,750            $138,126
                                                                                          =========             =======

         In January 1997, the Company negotiated a Termination Agreement with Coyote Consulting (the "Termination Agreement"), which terminated the existing consulting agreement, subject to ratification by the Company's Board. As of this date, the Company's Board has deferred the issue of ratification pending further study. In connection with the terms of the unratified Termination Agreement, the Company paid to Coyote Consulting the sum of $620,000 representing one-half of the finder's fees due Coyote Consulting upon closing of the then-pending acquisition of Medical Diagnostics, Inc., which was closed in February 1997, and the then- pending acquisition of American Shared Hospital Services. Under the terms of the unratified Termination Agreement, the remaining portion of the finder's fees on such acquisitions would be payable at closing of the acquisitions. In the event that the Company's acquisition of American Shared Hospital Services does not close, the payment on account of the finder's fee would be credited toward finder's fees on future acquisitions as discussed below, but would not otherwise be refundable to the Company by Coyote Consulting. On April 28, 1997, the Company announced it had terminated further negotiations to acquire American Shared Hospital Services.

         The unratified Termination Agreement would also have provided that all unvested shares of restricted stock and unvested options to purchase the Company's Common Stock held by Coyote Consulting would be vested as of the date of the Agreement, except that 50,000 unvested stock options granted June 1, 1996, with an exercise price of $7.125 per share would, pursuant to the terms of the original grant, vest only if the Company's Common Stock trades at a price in excess of $15.00 per share prior to June 1, 1999. At January 21, 1997, Coyote Consulting held 105,000 shares of restricted stock, of which 25,000 were vested prior to the Termination Agreement and a total of 250,000 stock options, of which 50,000 were vested prior to the Termination Agreement.

         Coyote Consulting has not returned the sums paid under the Termination Agreement and has filed suit against the Company seeking to enforce the terms of the original consulting agreement. At this time, the Company is reviewing, through counsel, the possibility of settling any claims with respect to Coyote Consulting.

         Michael D. Karsch, a former officer and director, and the Company were parties to a five-year employment agreement, dated June 1, 1996, pursuant to which Mr. Karsch's served as Senior Vice President, General Counsel and Secretary of the Company. The agreement provided for an annual base salary of $200,000, and for annual increases in the remaining years of not less than five percent per year. In addition, Mr. Karsch was entitled to a $50,000 bonus during 1996 and was entitled to receive a cash bonus in each year thereafter in an amount equal to the bonus paid to the Company's Chief Executive Officer. In connection with the agreement, the Company provided a loan of up to $100,000 for relocation expenses of which approximately $51,000 was advanced and was outstanding as of December 31, 1996. Under the agreement, all options and restricted stock awards granted to Mr. Karsch would vest if he is terminated other than for cause or upon a change of control of the Company. The Company had the right to terminate Mr. Karsch for cause, as defined in the agreement, at which time Mr. Karsch would have no further right to compensation thereunder. The agreement also provided that, upon the occurrence of certain events, Mr. Karsch would have the right to elect to deem his employment to have been terminated by the Company without cause and receive a lump sum payment equal to
2.9 times the salary and bonus paid him
by the Company during the most recent year (as defined). The agreement also restricts Mr. Karsch from competing with the Company and from disclosing certain confidential information with respect to the Company. On February 3, 1997, he was placed on administrative leave by the Company's Board of Directors, during which he was relieved of all corporate duties and was not to participate in any meetings of the Company's Board of Directors. On March 25, 1997, Mr. Karsch declared his election to treat himself as having been terminated without cause by the Company under his employment contract, thus invoking constructive termination provisions of his employment agreement. The Company has treated this election as a resignation. At this time, the Company has not agreed to any severance arrangements with Mr. Karsch. The Company is currently exploring, through counsel, the possibility of resolving any claims with respect to Mr. Karsch's employment contract. This action followed the recommendation of the Special Advisory Committee of the Board of Directors reviewing the Company's former relationship with Coyote Consulting and Keith Greenberg.

         During 1995 and 1996, the Company paid legal fees in the amount of $352,756 and $429,468, respectively to the law firm of Bachner, Tally, Polevoy & Misher LLP, of which Mr. Karsch, a former executive officer and director, was a partner until July 1996. In 1995, prior to his employment with the Company, Mr. Karsch was granted options to acquire 50,000 shares of the Company's common stock immediately exercisable at an exercise price of $5.125 per share for a term of five years.

         Dr. Steven Novom, who was a director of the Company until September 1995, is one of three stockholders of MED LINC, Inc. The Company and MED LINC were parties to a consulting agreement under which the Company was obligated to pay monthly consulting fees of $15,000 through June 1999. This consulting agreement was entered into in conjunction with the acquisition of Computerized Medical Imaging Center. In January 1996, the Company issued 93,000 shares of Common Stock in full payment and cancellation of the remaining 41 months of this agreement.

         All future transactions and loans with affiliates will be on terms no less favorable than can be obtained from unrelated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 15, 1997, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's Directors; (iii) the persons listed in the Summary Compensation Table; and (iv) all Executive Officers and Directors of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table, based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

NAME AND ADDRESS OF                                                    AMOUNT & NATURE OF
BENEFICIAL OWNER (1)                                              BENEFICIAL OWNERSHIP(2)    PERCENT OF CLASS(2)
-------------------------                                         -----------------------    -------------------
BENEFICIAL OWNERS

Lighthouse Capital Insurance Company                                         1,671,000(3)           7.39%
Fidelity Management & Research Company                                       1,242,500(4)            5.5%

EXECUTIVE OFFICERS AND DIRECTORS

Laurans A. Mendelson                                                           160,000(5)             *
Joseph A. Paul                                                                  82,058(6)             *
Todd R. Smith                                                                   15,000(7)             *
Amos F. Almand, III                                                            155,033(8)             *
David Cohen                                                                    111,955(9)             *
C. Keith Hartley                                                              364,445(10)           1.59%
Gordon C. Rausser                                                             680,000(11)           2.94%
Robert D. Burke                                                               298,836(12)           1.31%
Jeffrey A. Goffman                                                          2,332,081(13)          10.17%
Michael D. Karsch                                                             108,334(14)             *
L. E. Richey                                                                       --(15)             *
All Directors and Executive Officers as
  a group (13 persons) (16)                                                     4,162,592          18.42%

------------------------------
     *    less than 1%.

(1) The address for all of the Executive Officers and Directors is care of US DIAGNOSTIC INC., 777 S. Flagler Drive, Suite 1201 East, West Palm Beach, Florida 33401.
(2) Number of shares and percentage ownership include shares issuable pursuant to options, warrants or other convertible securities held by the person in question exercisable within 60 days after September 15, 1997. Percentage ownership based on 22,600,031 shares of Common Stock outstanding as of September 15, 1997.
(3)  Lighthouse Capital Insurance Company, whose address is Anderson Square,
     3rd Floor, P.O. Box 11235 GT, Grand Cayman, B.W.I., is the beneficial owner of 1,671,000 shares of the Company's outstanding Common Stock (the "Lighthouse Shares"). The Lighthouse Shares were issued by the Company in connection with the acquisition of U.S. Imaging Inc. ("U.S. Imaging") on June 4, 1996. Of the Lighthouse Shares, 271,000 shares are being held in escrow and will be released to Lighthouse Capital Insurance Company only in the event that certain financial results are achieved by U.S. Imaging.
(4) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, is a wholly-owned subsidiary of FMR Corp., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is the beneficial owner of 1,242,500 shares (the "FMR Shares") or 5.5% of the Company's outstanding Common Stock as a result of acting as investment adviser to various investment companies registered under Section B of the Investment Company Act of 1940 (the "Funds"). Edward
     C. Johnson III, Chairman of FMR Corp., has sole power to dispose of the 1,242,500 shares owned by the Funds. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of any of the FMR Shares owned directly by Fidelity, as such voting power resides with the Fidelity's Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by Fidelity's Boards of Trustees. In addition, members of Mr. Johnson's family and certain beneficial trusts (the "Johnson Family") are the majority owners of all of the Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson, a director of FMR Corp. owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson Family and all other Class B shareholders have entered into a shareholders' voting agreement pursuant to which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting Common Stock and the execution of the shareholders' voting agreement, the Johnson Family would likely be deemed a controlling group of FMR Corp under the Investment Company Act of 1940.
(5) Includes 20,000 shares owned by HEICO Corporation Deferred Compensation Plan. Mr. Mendelson is currently the Chairman of the Board, Chief Executive Officer and President of HEICO Corporation and has sole voting power over the 20,000 shares owned by the HEICO Deferred Compensation Plan. Includes options to purchase 120,000 shares of Common Stock. Includes 20,000 shares owned by LAM Limited Partnership. Mr. Mendelson is the President of LAM Management Inc., which is the general partner of LAM Limited Partnership.
(6) Includes options to purchase 33,333 shares of Common Stock and 45,000 shares of restricted stock granted under the 1995 Plan. Excludes options to purchase 266,667 shares of Common Stock which are not exercisable within 60 days. Also excludes 200,000 shares of Common Stock which will be exercisable, in part, within 60 days only if the Company's closing price per share reaches $16.00.
(7) Excludes options to purchase 70,000 shares of Common Stock which are not exercisable within 60 days.
(8) Includes 115,000 shares of Common Stock held by Mr. Almand and his wife as tenants by the entirety and 27,600 shares of Common Stock held in Mr. Almand's individual retirement account. Also includes 4,100 shares of Common Stock over which Mr. Almand has a proxy to vote in certain circumstances which are held by Mr. Almand's sister and husband. Includes options to purchase 8,333 shares of Common Stock. Excludes options to purchase 16,667 shares of Common Stock which are not exercisable within 60 days and an option to purchase 25,000 shares of Common Stock which will be exercisable, in part, only if the Company's per share price reaches $15.00.
(9) Includes options to purchase 108,333 shares of Common Stock. Excludes options to purchase 16,667 shares of Common Stock which are not exercisable within 60 days.
(10) Includes 319,445 shares of Common Stock underlying warrants which are exercisable at an exercise price of $9.00 per share held by Forum Capital Markets L.P. Mr. Hartley is a Managing Partner, Corporate Finance, of Forum Capital Markets L.P., which served as an underwriter in connection with the Company's $57.5 million 9% Subordinate Convertible Debenture Offering. Includes options to purchase 45,000 shares of Common Stock which are exercisable within 60 days.
(11) Includes options to purchase 55,000 shares of Common Stock and 400,000 warrants to purchase Common Stock which are exercisable within 60 days and 75,000 shares of restricted stock granted under the 1995 Plan.
(12) Includes options to purchase 98,130 shares of Common Stock and 85,000 shares of restricted stock granted under the 1995 Plan. Excludes
     33,334 shares of Common Stock which are not exercisable within 60 days.
(13) Includes: (i) 115,000 shares of Common Stock; (ii) 25,000 restricted shares granted under the 1995 Plan; (iii) 140,000 options to purchase Common Stock; and (iv) an additional 220,000 shares of restricted Common Stock granted under the 1995 Plan which, pursuant to the Settlement Agreement, were placed in an escrow account and will vest in accordance with the schedule originally established at the time of the restricted stock award or, if earlier, upon the sale of the Company or a change of control, as defined in the Settlement Agreement. Excludes options to purchase 350,000 shares of Common Stock which, pursuant to the Settlement Agreement, were placed in an escrow account and are exercisable only upon the sale of or change in control of the Company prior to March 31, 1999. Includes 1,832,081 shares of Common Stock over which Mr. Goffman has been granted a proxy to vote in certain circumstances. Pursuant to the proxy, and an agreement between Mr. Goffman and the Company, Mr. Goffman has agreed to transfer or vote all of the proxies at the direction of the Board of Directors. Mr. Goffman has no investment power with respect to any of the 1,832,081 shares and disclaims beneficial ownership with respect to all such shares.
(14) Includes 50,000 warrants to purchase Common Stock granted to Mr. Karsch prior to his employment with the Company and 25,000 shares of restricted stock granted under the 1995 Plan. Excludes options to purchase 66,666 shares of Common Stock which are not exercisable within 60 days.
(15) Does not include 1,671,000 shares held by Lighthouse Capital Insurance Company for the benefit of Dr. Richey's two children. Dr. Richey has no voting or investment power with respect to such shares and disclaims beneficial ownership of such shares.
(16) Includes Messrs. Mendelson, Paul, Smith, Almand, Cohen, Hartley, Rausser, Goffman, Richey, Moor, Platt, Quillo and Winakor.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission and The Nasdaq Stock Market. Copies of these reports are also required to be delivered to the Company.

     Except as set forth below, the Company believes, based solely on its review of the copies of such reports received, that during fiscal 1996, all Reporting Persons complied with all applicable filing requirements: EXCEPTIONS: (i) Laurans A. Mendelson, Chairman of the Board, unintentionally filed a late Form 3 that was due within ten days of his appointment as a Director in September 1996;
(ii) Todd A. Smith, Chief Information Officer and a Vice President of the Company, unintentionally filed a late Form 5 relating to three transactions effected in December 1996; (iii) Alan Winakor, a Senior Vice President of the Company, unintentionally filed a late Form 5 relating to four transactions effected in October 1996; (iv) Amos F. Almand III, an executive officer and director of the Company, unintentionally filed one late Form 4 relating to one transaction effected in 1996; (v) C. Keith Hartley, a director of the Company, unintentionally filed a late Form 3 that was due within ten days of his appointment as a director in September 1996; (vi) Charles J. Jacobson, a director of the Company, unintentionally filed a late Form 5 relating to one exempt transaction effected in 1995 and one exempt transaction effected in 1996;
(vii) Gordon C. Rausser, a director of the Company, unintentionally filed a late Form 4 relating to one transaction effected in May 1996, and unintentionally failed to file a Form 5 relating to three exempt transactions effected in 1996; and (viii) P. Andrew Shaw, the former Chief Financial Officer of the Company, unintentionally filed a late Form 5 relating to one exempt transaction effected in November 1996.

     The Company intends to work with all Reporting Persons to ensure accurate and timely reporting of their beneficial ownership of the Company's securities in the future.

                                 PROPOSAL NO. 2
                  APPROVAL AND RATIFICATION OF AMENDMENT TO THE
                          1995 LONG-TERM INCENTIVE PLAN

     The Company's stockholders are being asked to act upon a proposal to ratify the action of the Board adopting an amendment to the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"). A general description of the principal terms of the 1995 Plan and the proposed amendment are set forth below. This description is qualified in its entirety by the terms of the 1995 Plan, which is attached to this proxy statement as EXHIBIT A and is incorporated herein by reference.

GENERAL

     On May 18, 1995, the Board of Directors adopted the 1995 Plan, pursuant to which employees, officers and directors of, and consultants or advisors to, the Company and any subsidiary corporations are eligible to receive options to purchase the Company's Common Stock. The 1995 Plan allows for the grant of incentive stock options ("incentive options") within the meaning of Section 422 of the Code, options that do not qualify as incentive options ("non-qualified options"), and/or awards of restricted stock ("restricted stock awards"). The 1995 Plan, as amended at the 1996 annual meeting of stockholders, currently authorizes the issuance of up to 3,000,000 shares of the Company's Common Stock, of which 2,300,000 shares are currently available for grants as incentive and non-qualified options and 700,000 shares are available for restricted stock awards. As of September 15, 1997, options to purchase an aggregate of 2,979,797 shares of Common Stock were outstanding under the 1995 Plan, of which 803,000 options (the "Granted Options") are subject to shareholder approval of this Proposal No. 2, and options to purchase 123,203 shares had been exercised under the 1995 Plan. No shares currently remain available for issuance upon exercise of additional option grants under the 1995 Plan. In addition, as of September 15, 1997, an aggregate of 580,000 shares of restricted Common Stock have been awarded under the 1995 Plan, and 120,000 shares remain available for issuance upon restricted stock grants.

     The 1995 Plan, which expires in May 2005, is administered by the Compensation Committee (the "Committee"). The purposes of the 1995 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Committee in granting options and/or restricted stock awards pursuant to the 1995 Plan will be consistent with these purposes. The 1995 Plan also provides for automatic grants of non-qualified options to certain directors in the manner set forth below under "Director Options."

     The Board of Directors has adopted the proposed amendment to the 1995 Plan to increase the authorized number of shares of Common Stock available for grants as incentive and non-qualified options from 2,300,000 to 4,000,000 shares, an increase of 1,700,000 shares, of which 803,000 shares will be reserved for issuance for the Granted Options and 897,000 shares will be available for additional, future incentive and non-qualified option grants. If the proposed amendment is approved at the Annual Meeting, the total number of shares of Common Stock authorized for issuance under the 1995 Plan will be 4,700,000, or approximately 19% of the fully diluted number of shares outstanding.

OPTIONS

     Options granted under the 1995 Plan may be either incentive options or non-qualified options. Only eligible employees may receive incentive options. Incentive options granted under the 1995 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the 1995 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified options granted under the 1995 Plan are exercisable for a period of up to 10 years from the date of grant, and at an exercise price determined by the Board. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Unless otherwise determined by the Board or the Committee, options granted under the 1995 Plan to officers, directors or employees of the Company may be exercised, to the extent vested, only while the optionee is employed or retained by the Company or within six months of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. In addition, if the optionee's termination is for cause or is attributable to a breach of an employment or confidentiality or non-disclosure agreement, the options shall expire immediately upon such termination. Upon the exercise of an option, payment may be made by cash or by other means that the Board of Directors or the Committee determines. No options may be granted under the 1995 Plan after May 2005.

     Options may be granted to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. As of September 15, 1997, the number of employees, officers and directors of the Company and any subsidiary of the Company eligible to receive grants under the 1995 Plan was approximately 1,600 persons. An optionee may be granted more than one option under the 1995 Plan. The Board of Directors or the Committee, in its discretion, determines (subject to the terms of the 1995 Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the 1995 Plan.

     Under the 1995 Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until such shares are issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the 1995 Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

DIRECTOR OPTIONS

     The Company's 1995 Plan provides for the automatic grant of a non-qualified stock option ("Director Option") to purchase 10,000 shares of the Company's Common Stock to each director who is not an employee or principal stockholder of the Company or a referring physician to the Company (i) on the date such director is first elected or appointed to the Board of Directors ("Initial Director Options"), and (ii) each year thereafter on the day following any annual meeting of stockholders (so long as the director's term as a director continues after such annual meeting, and provided that the director did not receive Initial Director Options since the last annual meeting). The exercise price of each Director Option is equal to the fair market value of the Company's Common Stock on the date of the option grant. Director Options become exercisable in four equal annual installments of 2,500 shares at the end of each year commencing one year from the date of grant. Director Options are exercisable for a period of 10 years from the date of grant, provided that Director Options expire 90 days after termination of the director's service as a director.

ADJUSTMENTS; MERGERS AND ASSET SALES

     In the event certain changes, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, are made in the Company's capitalization, which result in an increase or decrease in the number of outstanding shares of Common Stock or an exchange of the outstanding shares of Common Stock for a different number or kind of shares or other securities of the Company, an appropriate adjustment shall be made in the number or kind of shares under the 1995 Plan and the price per share covered by each outstanding option, subject to the provisions of Section 422 of the Code.

     In the event of a "Trigger Event," as defined in the 1995 Plan, involving a change in control of the Company or a reorganization of the Company, each outstanding option shall automatically become fully vested and exercisable for a period of 60 days following the occurrence of such Trigger Event. In addition, in the event of a merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, each option shall become fully exercisable immediately prior to such event, unless such option is assumed or replaced with a substitute option by the successor corporation.

RESTRICTED STOCK AWARDS

     Restricted Stock Awards may be made only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion. As of September 15, 1997, the number of employees, officers and directors of the Company and any subsidiary of the Company eligible to receive awards under the 1995 Plan was approximately 1,600 persons. An awardee may receive more than one award under the 1995 Plan. The Board of Directors or the Committee will, in its discretion, determine (subject to the terms of the 1995 Plan) who will be awarded restricted stock, the time or times at which such award shall be made, the number of shares of restricted stock to be awarded, the restriction period or performance criteria applicable to each restricted stock award, and the payment, if any, to be made by the awardee in consideration of the restricted stock award. Restricted stock awards may be without payment or consideration, or may provide for a payment of cash or deferred consideration which is less than the fair market value of the awarded shares on the date of grant. In making such determinations, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the 1995 Plan.

     Awards of the Company's Common Stock may be made by the Committee subject to the restriction that such shares may not be sold, pledged, exchanged, transferred or otherwise disposed of until such restriction lapses, and shall be forfeited to the Company if the recipient's employment is terminated prior to the lapse of such restriction, except as provided below. The restriction may lapse due to the passage of time or the satisfaction of certain predetermined performance criteria as determined by the Committee, unless terminated earlier by any of the following events, at which time the Committee shall decide, in its sole discretion, that the lapse of restrictions at such time with respect to all or a portion of the shares awarded is in the best interest of the Company: (i) a recipient's death; (ii) a recipient's disability; (iii) the occurrence of a Trigger Event; (iv) the recipient's termination or early retirement; and (v) any other time determined by the Committee in its sole discretion. Each certificate evidencing shares of Common Stock issued upon exercise of an award granted under the 1995 Plan shall bear a legend giving notice of the restrictions in the grant.

     Subject to the above restrictions, a grantee of an award has all the rights of a stockholder with respect to the shares covered by the award, including the right to vote such shares and the right to receive cash or stock dividends with respect thereto, and the right to participate in any subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such shares, effected without receipt of consideration by the Company.

AMENDMENTS TO 1995 PLAN

     The Board of Directors may amend or terminate the 1995 Plan in its sole discretion; except that stockholder approval is required to amend the 1995 Plan to increase the aggregate number of shares authorized for issuance under the 1995 Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or
Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

AMENDED PLAN BENEFITS

     The following table sets forth information regarding grants of an aggregate of 803,000 options under the 1995 Plan to officers, directors and employees of the Company, which are subject to stockholder approval of this Proposal No. 2 at the Annual Meeting.

         GRANTS ISSUED SUBJECT TO APPROVAL OF AMENDMENT TO THE 1995 PLAN

 NAME AND POSITION                      NUMBER OF OPTIONS       EXERCISE PRICE
 -----------------                      -----------------       --------------

Joseph A. Paul, Chief                   136,000                       $12.125
Executive Officer, President            200,000                       $6.25
and Director

Executive Officers, as a group          541,000                       $8.78(1)

Non-Executive Directors, as a           170,000(2)                    $8.625
group

Employees that are not                  92,000                        $9.17(3)
Executive Officers, as a  group

(1) Represents weighted average exercise price per share. Exercise prices range from $6.00 to $11.25 per share.

(2) Includes 100,000, 35,000 and 35,000 options granted to Messrs. Mendelson, Rausser and Hartley, respectively, in connection with their services on the Special Advisory Committee.

(3) Represents weighted average exercise price per share. Exercise prices range from $6.25 to $11.25 per share.

     Other than the options set forth in the table above, the options that may be granted in the future pursuant to the 1995 Plan are not determinable. The table above does not include options that may be automatically granted in the future to eligible directors of the Company pursuant to the terms of the 1995 Plan, because it is not determinable whether the current eligible directors will remain eligible directors or whether additional eligible directors will be elected to the Board.

FEDERAL INCOME TAX CONSEQUENCES - OPTIONS

     Under current tax law, there are generally no Federal income tax consequences to either the employee or the Company on the grant of non-qualified options if such option is (i) granted under the terms set forth in the 1995 Plan and (ii) not immediately exercisable. Upon exercise of such a non-qualified option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary compensation income to the optionee in the year it is exercised and is deductible by the

Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) of the Exchange Act (i.e., is an executive officer, director or 10% stockholder of the Company) then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed (determined without regard to marketability restrictions imposed by the securities laws) and the holding period commences on such date.

     Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such options, assuming the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

     If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of shares received upon exercise of an option (other that a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

FEDERAL INCOME TAX CONSEQUENCES - RESTRICTED STOCK AWARDS

     The grant of Restricted Stock Awards should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a substantial risk of forfeiture based upon continued employment as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary compensation income upon the receipt of the shares equal to the excess, if any, of the fair market value of the stock over the amount paid therefor by the grantee, unless the grantee is subject to liability under Section 16(b) of the Exchange Act, in which case ordinary compensation income would be recognized when such restrictions lapse, based upon the fair market value of the stock at that time. Fair market value would be determined without regard to other marketability restrictions imposed by the securities laws. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required. Grantees of restricted stock which is subject to such restrictions may make an election under Section 83(b) of the Code to recognize compensation income as of the date of grant.

     The foregoing summary of the federal income tax consequences of the 1995 Plan transactions is based upon the federal income tax laws in effect on the date of this proxy statement and is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued or restricted stock awarded under the 1995 Plan.

For instance, the treatment of options and awards under foreign, state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.

PLAN AMENDMENTS - INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE

     The stockholders are being asked to approve an increase in the authorized number of shares of Common Stock available for grants as incentive and non-qualified options under the 1995 Plan from 2,300,000 to 4,000,000 shares, an increase of 1,700,000 shares, of which 803,000 shares will be reserved for issuance for Granted Options which have been previously granted under the 1995 Plan, and 897,000 shares will be available for additional, future incentive and non-qualified option grants. If the proposed amendment is approved at the Annual Meeting, the total number of shares of Common Stock available for grant under the 1995 Plan will be 4,700,000 shares. The Board believes that it is in the Company's best interests to increase the number of shares reserved for issuance under the 1995 Plan to attract and/or retain the best available personnel.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  THE APPROVAL AND RATIFICATION OF THE PROPOSED
                           AMENDMENT TO THE 1995 PLAN

                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP
                             AS INDEPENDENT AUDITORS

     Effective June 13, 1996, the Company changed its independent accountants from Moore Stephens, P.C., formerly known as Mortenson and Associates, P.C. ("Mortenson"), to Arthur Andersen LLP because the Company determined that a "Big Six" accounting firm could more fully serve its auditing needs. The Mortenson's auditor's report for the Company's financial statements for each of the fiscal years ended December 31, 1995 and December 31, 1994, did not contain an adverse opinion or similar disclaimer of opinion and was not qualified as to the certainty, audit scope or accounting principles of the information contained in the financial statements. Since January 1, 1994, there have been no disagreements with Mortenson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. No reportable events as defined under Rule 304(a)(1)(v) of Regulation S-K occurred since January 1, 1994. Furthermore, the Company did not formally consult with Arthur Andersen LLP with respect to any accounting principles prior to June 1996.

     In June 1996, the Board of Directors recommended and approved the engagement of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. Furthermore, the Board has appointed Arthur Andersen to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he desires to do so, and shall be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
     OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT
                 AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1996 and the amendment thereto on Form 10-KSB\A (as filed with the Securities and Exchange Commission) including the financial statements therein. All such requests should be directed to Mr. Joseph Scime, Director of Investor Relations, US Diagnostic Inc., 777 South Flagler Drive, Suite 1201 - East, West Palm Beach, Florida 33401.

                              STOCKHOLDER PROPOSALS

     The Annual Meeting of Stockholders for the fiscal year ending December 31, 1997 is expected to be held no later than October 1998. All proposals intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than April 30, 1998, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                        By Order of the Board of Directors,



                                        Joseph A. Paul
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

Dated:  October 1, 1997

                                                                   EXHIBIT   A

                              U.S. DIAGNOSTIC INC.

                          1995 LONG-TERM INCENTIVE PLAN

           (AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 5, 1997)

1.       PURPOSE.

         The purpose of this plan (the "Plan") is to secure for U.S. DIAGNOSTIC INC. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Those provisions of the Plan that make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       TYPE OF OPTIONS AND ADMINISTRATION.

         (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), or non-statutory options that are not intended to meet the requirements of Section 422 of the Code.

         (b) ADMINISTRATION. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Committee may in its sole discretion grant options to purchase, or Restricted Stock Awards (as defined in Section 10 below) of shares of the Company's Common Stock, $.01 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to Options or Restricted Stock Awards granted to any person in a calendar year shall not exceed 25% of the maximum number of shares that may be issued and sold under the Plan, as set forth in
Section 4 hereof, as such section may be amended from time to time.

         (c) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       ELIGIBILITY.

         (a) GENERAL. Options or Restricted Stock Awards may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code ("Participants") PROVIDED, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

         (b) GRANT OF OPTIONS TO REPORTING PERSONS. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined),
(ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person" or (iii) pursuant to provisions for automatic grants set forth in Section 3(c) below. For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Directors do not qualify as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and directors who are Reporting Persons under the Plan shall not be determined in accordance with this Section 3(b) but shall be determined in accordance with the other provisions of the Plan.

         (c) DIRECTOR'S OPTIONS. Commencing on the date this plan is adopted by the Board of Directors, directors of the Company who are not employees or principal stockholders of the Company or referring physicians to the Company ("Eligible Directors") will receive an option ("Director Option") to purchase 10,000 shares of Common Stock. Future Eligible Directors of the Company will be granted a Director Option to purchase 10,000 shares of Common Stock on the date that such person is first elected or appointed a director ("Initial Director Option"). Commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending December 31, 1995, each Eligible Director will receive an automatic grant ("Automatic Grant") of a Director Option to purchase 10,000 shares of Common Stock, other than Eligible Directors who received an Initial Director Option since the most recent Automatic Grant, on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options shall become exercisable in four equal annual installments commencing one (1) year from the date the option is granted and will expire the earlier of ten (10) years after the date of grant or ninety (90) days after the termination of the director's service on the Board unless such Director Option is an Incentive Stock Option in which case such Director Option shall be subject to the additional terms and conditions set forth in Section 11.

4.       STOCK SUBJECT TO PLAN.

         The stock subject to options or Restricted Stock Awards granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company that may be issued and sold under the Plan is 4,700,000 shares, of which 4,000,000 shares shall be available for grants of Options and 700,000 shall be available for Restricted Stock Awards. If an option granted under the Plan shall expire, terminate, or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.       FORMS OF OPTION AGREEMENTS.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.       PURCHASE PRICE.

         (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase shares, any distributions with respect thereto that would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions that, by their terms, will never lapse.

         (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means that the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.       OPTION PERIOD.

         Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, PROVIDED, that such date shall not be later than ten (10) years after the date on which the option is granted.

8.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six (6) months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.       NONTRANSFERABILITY OF OPTIONS.

         No option granted under this Plan shall be assignable or otherwise transferable by the optionee except (a) by will, (b) by the laws of descent and distribution, (c) or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, (d) to an immediate family member or (e) to a trust, the beneficiary of which is the optionee or their immediate family members. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

         Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within six (6) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.      INCENTIVE STOCK OPTIONS.

         Options granted under the Plan that are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) EXPRESS DESIGNATION. All incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                  (ii) the option exercise period shall not exceed five years from the date of the grant.

         (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

         (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.      ADDITIONAL PROVISIONS.

         (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for, or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

         (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; PROVIDED, HOWEVER, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.      GENERAL RESTRICTIONS.

         (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an Option or Restricted Stock Award is granted, as a condition of exercising such option or award, to give the written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

         (b) COMPLIANCE WITH SECURITIES LAW. Each Option or Restricted Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification, or to satisfy such condition.

14.      RIGHTS AS A STOCKHOLDER.

         The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS.

         (a) RECAPITALIZATIONS AND RELATED TRANSACTIONS. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options or Restricted Stock Awards under the Plan, and (z) the price for each share subject to any then outstanding options or Restricted Stock Awards under the Plan, without changing the aggregate purchase price as to which such options or Restricted Stock Awards remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b- 3 or (ii) would be considered as that adoption of a new plan requiring stockholder approval.

         (b) REORGANIZATION, MERGER AND RELATED TRANSACTIONS. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

                  (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

                  (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof that acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

                  (iii) the date, during any period of two (2) consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

                  (iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

                           (A) The merger or consolidation of the Company with
another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the Corporation issuing cash or securities in the merger or consolidation; or

                           (B) The sale or other disposition of all or
substantially all the assets of the Company.

         (c) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         (a) GENERAL. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof), that equivalent options shall be substituted and such successor corporation shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

         (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.      TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK.

         (a) GENERAL TERMS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant awards of shares of restricted stock ("Restricted Stock Award(s)") and to provide the terms and conditions (which need not be identical among Participants) thereof. Restricted Stock Awards shall be evidenced by written agreements in such form as the Committee from time to time shall approve. In particular, the Committee shall prescribe the following terms and conditions:

                  (i) The number of Shares of Restricted Stock to be awarded to each Participant:

                  (ii) The restriction period or performance criteria applicable to each Restricted Stock Award, which period or criteria need not be the same for all Restricted Stock Awards; and

                  (iii) The payment, if any, to be made by the Participant in consideration of the Restricted Stock Award. Any Restricted Stock Award may be made without payment of consideration by the Participant or may provide for payment of cash or deferred consideration that is less than the Fair Market Value of the awarded shares at the date of grant. Any such Restricted Stock Award may be on the basis that the shares awarded thereby may be repurchased by the Company at a fixed price or at a price established by formula either upon forfeiture of the awarded shares or in other specified circumstances.

         (b) RESTRICTIONS. The Shares of Restricted Stock awarded shall be subject to restrictions as set forth in Section 18.

         (c) CERTIFICATES. A stock certificate or certificates evidencing the Shares of Restricted Stock awarded, together with the blank stock powers duly executed by the recipient, shall be issued in the name of the recipient and delivered to the Committee or its designee to be held in safekeeping until the periodic expiration of the restrictions. The certificates issued pursuant to the Plan shall contain a legend necessary to reflect the restrictions on such Shares as contained in Section 18.

         (d) RIGHTS AS A STOCKHOLDER. Subject to the restrictions contained in Section18 hereof, the recipient of a Restricted Stock Award pursuant to the Plan shall have all the rights as a stockholder with respect to the Shares covered by the Restricted Stock Award including, but not limited to, the right to vote such Shares, the right to receive cash or stock dividends with respect thereto and the right to participate in any subdivision or consolidation of Shares or other capital adjustment, or other increase or decrease in such Shares, effected without receipt of consideration by the Company. In the event the recipient receives additional Shares pursuant to any of the foregoing events, the Shares acquired shall be subject to the terms, conditions, and restrictions contained herein as if such additional Shares were received at the date of the original Restricted Stock Award.

18.      RESTRICTIONS ON RESTRICTED STOCK AND LAPSE THEREOF.

         (a) RESTRICTIONS. Shares of Restricted Stock awarded shall be subject to the restrictions that, during the restriction period or prior to the lapse of the restrictions in accordance with subsection (c) hereof, such Shares:

                  (i) Shall not be sold, exchanged, transferred, pledged, or otherwise disposed of; and

                  (ii) Shall be forfeited to the Company if the recipient's employment is terminated, except as provided in subsection (c) hereof.

         (b) RESTRICTION PERIOD. Restrictions shall lapse at the times or upon the events determined by the Committee at the time of grant and set forth in the applicable Agreement unless such restrictions are terminated earlier in accordance with subsection (c) below.

         (c) LAPSE OF RESTRICTIONS. The restrictions contained herein shall lapse upon the occurrence of any of the following events:

                  (i) The death or total and permanent disability of a recipient while employed by the Company;

                  (ii) The occurrence of a Trigger Event; and

                  (iii) At such times and in such amounts, other than as described in (i) or (ii) above, including termination by the Company of a recipient's employment for any reason or the early retirement of a recipient with the consent of the Company, if the Committee determines in the exercise of its sole discretion that the lapse of restrictions at such time with respect to all or a portion of the Shares awarded is in the best interest of the Company.

19.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

20.      OTHER EMPLOYEE BENEFITS.

         Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

21.      AMENDMENT OF THE PLAN.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval; and provided, further, that the provisions of
Section 3(c) hereof shall not be amended more than once every six (6) months, other than to comport with the changes in the Code, the Employer Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify
(i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under
Section 422 of the

Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

22.      WITHHOLDING.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

         (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two (2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state, and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

         (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

23.      CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

         The Board of Directors shall have the authority to affect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and grant in substitution therefor of the new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share that may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share that is higher or lower than the then-current exercise price per share of such outstanding options.

24.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

25.      GOVERNING LAW.

         The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               US DIAGNOSTIC INC.
                FOR THE 1997 ANNUAL MEETING OF THE STOCKHOLDERS

                                NOVEMBER 5, 1997

         The undersigned stockholder of US Diagnostic Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 1, 1997, and the 1996 Annual Report on Form 10-KSB, and hereby appoints Joseph A. Paul and Laurans A. Mendelson, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of US Diagnostic Inc. to be held on Wednesday, November 5, 1997 at 10:00 a.m., local time, at PGA National Resort and Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida 33418, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE AMENDMENT OF THE US DIAGNOSTIC INC. 1995 LONG-TERM INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  1. ELECTION OF DIRECTORS:

                     __ FOR all nominees               __ WITHHOLD AUTHORITY
                        listed below                      to vote for all
                        (except as indicated.)            nominees listed below


         IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST AT RIGHT.

                C. Keith Hartley                Gordon C. Rausser
                Laurans A. Mendelson            L.E. Richey
                Joseph A. Paul

                  2. PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT OF THE US DIAGNOSTIC INC. 1995 LONG-TERM INCENTIVE PLAN, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 1,700,000 SHARES:

                __ FOR         __ AGAINST          __ ABSTAIN

                  3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF US DIAGNOSTIC INC. FOR FISCAL 1997.

                __ FOR         __ AGAINST          __ ABSTAIN


                                    Dated: _______________________, 1997

                                    ------------------------------------
                                           Signature

                                     ------------------------------------
                                           Signature

                                    This Proxy should be marked, dated and
                                    signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.